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                                                                    EXHIBIT 10.4

               AMENDED AND RESTATED PRODUCT DEVELOPMENT AGREEMENT

This AMENDED AND RESTATED PRODUCT DEVELOPMENT AGREEMENT, dated as of September 10, 2004, is made and entered into by and between Toshiba Corporation, a Japanese corporation with a principal place of business at 1-1, Shibaura 1-chome, Minato-ku, Tokyo 105-8001, Japan ("Toshiba"), and SanDisk Corporation, a Delaware corporation with a principal place of business at 140 Caspian Court, Sunnyvale, CA 94089, U. S. A. ("SanDisk").

WHEREAS, Toshiba and SanDisk entered into a Product Development Agreement, dated as of May 9, 2000, which was amended as of April 10, 2002 and which has been modified by correspondence between SanDisk and Toshiba (collectively, the "Prior Agreement"); and

WHEREAS, Toshiba and SanDisk desire to amend the Prior Agreement with the effect of superceding the Prior Agreement from and after the date of this Agreement;

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1. DEFINITIONS

1.1 "Products" shall mean the NAND Flash Memory devices developed hereunder, including the NAND Flash Memory devices specified in Exhibit A attached hereto, but excluding Flash Memory Controllers.

1.2 "Flash Memory Controller" shall mean any firmware, hardware and/or software that is necessary to operate a NAND Flash Memory device.

1.3 "Developed Products" shall mean Products solely developed by either party during the term of this Agreement, including solely developed derivatives of Jointly Developed Products; provided however, that Developed Products shall not include cut-downs of Jointly Developed Products.

1.4 "Jointly Developed Products" shall mean Products jointly developed by Toshiba and SanDisk during the term of this Agreement.

1.5 "Toshiba Developed Controller" shall mean a Flash Memory Controller solely developed by Toshiba during the term of this Agreement, including solely developed derivatives of Jointly Developed Controllers.

1.6 "SanDisk Developed Controller" shall mean a Flash Memory Controller solely developed by SanDisk during the term of this Agreement, including solely developed derivatives of Jointly Developed Controllers.

1.7 "Jointly Developed Controller" shall mean a Flash Memory Controller developed by Toshiba and SanDisk during the term of this Agreement.

1.8 "Development Project" shall mean all development activities undertaken pursuant to Article 2.

1.9 "Background Technology" shall mean the Technology which has been or will be developed by or for either party independently of the Development Projects and

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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      owned or controlled by such party prior to or during the term of this
      Agreement, and which shall be deemed reasonably necessary for the other party to perform the Development Projects. Background Technology may be either SanDisk Background Technology or Toshiba Background Technology, as the context requires.

1.10 "Technology" shall mean all developments, ideas, inventions, Test Technology and other technical information (whether or not patentable) relating to Products as well as intellectual property rights relating thereto, including trade secrets, copyrights and maskwork rights, but specifically excluding Patents.

1.11 "Developed Technology" shall mean Technology solely developed by either party in the course of the Development Projects.

1.12 "Jointly Developed Technology" shall mean Technology jointly developed by Toshiba and SanDisk in the course of the Development Projects.

1.13 "Test Technology" shall mean all developments, ideas, inventions, test programs, test methods, configured and developed hardware and other technical information (whether or not patentable) for all stages of product manufacture, as well as intellectual property rights relating thereto, but specifically excluding Patents, concerning testing of Products and Flash Memory Controllers.

1.14 "Controller Technology" shall mean all developments, ideas, inventions and technical information (whether or not patentable) relating to Flash Memory Controllers and intellectual property rights relating thereto, including, but not limited to, trade secrets, copyrights and maskwork rights, but specifically excluding Patents.

1.15 "Jointly Developed Controller Technology" shall mean Controller Technology developed by Toshiba and SanDisk during the term of this Agreement.

1.16 "Developed Controller Technology" shall mean Controller Technology solely developed by either party during the term of this Agreement.

1.17 "SanDisk Controllers" shall mean SanDisk Developed Controllers, Jointly Developed Controllers, SanDisk Developed Controller Technology and Jointly Developed Controller Technology.

1.18 "SanDisk Products and Technology" shall mean SanDisk Developed Products, SanDisk Background Technology, SanDisk Developed Technology and SanDisk Controllers.

1.19 "Toshiba Products and Technology" shall mean Toshiba Developed Products, Toshiba Background Technology, Toshiba Developed Technology, Toshiba Developed Controller Technology and Toshiba Developed Controllers.

1.20 "Joint Products and Technology" shall mean Jointly Developed Products and Jointly Developed Technology.

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1.21  "Patents" shall mean all classes of types of patents, utility models
      (excluding design patents) and any applications therefor in all countries of the world, which are, now or hereafter, owned or controlled by either party hereto.

1.22 "Jointly Developed Patents" shall mean Patents which arise out of the inventions jointly made by the employees of Toshiba or SanDisk in the course of the Development Projects.

1.23  "Effective Date" shall be September 10, 2004.

1.24 "Agreement" means this Amended and Restated Product Development Agreement together with any Exhibits, Schedules, Appendices and Attachments hereto and Appendix A.

1.24 "Master Agreement" shall mean that certain Flash Partners Master Agreement, dated as of the date hereof, by and among Toshiba, SanDisk and SanDisk International, a company organized under the laws of the Cayman Islands.

1.25 "Appendix A" shall mean the Definitions, Rules of Construction and Documentary Conventions, attached as Appendix A to the Master Agreement.

1.26  "Direct R&D Effective Date" shall mean May 9, 2000.

ARTICLE 2. DEVELOPMENT

2.1 Except as expressed in the Common R&D Agreement, each party agrees to undertake at Toshiba's or SanDisk's facilities (such facility or facilities to be determined by the Coordinating Committee prior to commencement of the applicable Development Project) the Development Projects specified in Exhibit A in accordance with a development schedule and activity allocations to be determined by the Coordinating Committee. During the term of this Agreement, the parties will use reasonable efforts to continually identify and pursue joint development of new products and Exhibit A may be amended from time to time, in accordance with the approval of the Coordinating Committee, to reflect such new Development Projects.

2.2 Each party shall, from time to time during the term of this Agreement and to the extent reasonably necessary to perform the Development Projects, provide the other party with technical information relating to its Background Technology.

2.3 Each party shall, from time to time during the term of this Agreement, provide the other party with technical information relating to Jointly Developed Technology and Jointly Developed Controller Technology.

2.4 A party that is in possession of Jointly Developed Technology, Jointly Developed Controller Technology or other technical information, including the items specified in Exhibit C, shall, upon request of the other party made at any time during the term of this Agreement or for a period of one year thereafter, promptly deliver to the other party copies of such information as requested. When requested by either party, such exchange of information, shall include test flow conditions and related know-how.

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2.5   During the term of this Agreement, upon request by either party and subject to the availability of the other party's engineers, the other party shall (i) delegate its qualified engineers to advise and consult with such requesting party at the requesting party's facilities or (ii) receive qualified engineers of the requesting party to train and advise at its own facilities. The details of such delegation or reception of the engineers shall be decided by the Coordinating Committee as described in
      Article 3.

2.6 This Agreement shall not encompass or include products or technology developed jointly or solely by the parties, utilizing or based on Toshiba NOR flash technology or other Toshiba non-NAND Flash technologies, or SanDisk NOR flash technology or other SanDisk non-NAND flash technologies.

2.7 Either party may propose to disclose (the "proposing party") Jointly Developed Controller Technology to any Qualified Design House under a written agreement of confidentiality and non-use, for a period of restriction generally to be discussed and agreed upon by the Coordinating Committee, but if not so discussed or agreed upon, then for a period of at least seven years, for the purpose of engaging such Qualified Design House to design a solely developed Flash Memory Controller for the account of the proposing party to be manufactured and sold by the proposing party. Prior to making such disclosure to a Qualified Design House, the proposing party shall give the other party to this Agreement (the "reviewing party") the opportunity to jointly develop such product with the proposing party. The opportunity should be presented in detail at a meeting of the Coordinating Committee and the reviewing party will be given a reasonable amount of time to consider the proposal. If the reviewing party accepts the opportunity to enter into such joint development, the proposing party shall not make the disclosure to the Qualified Design House. For the purpose of this section, "Qualified Design House" shall mean a company which offers services to design devices similar to Flash Memory Controllers but which does not make or sell flash memory devices or flash cards.

2.8 Each of Toshiba and SanDisk agree to provide to the other party certain information relating to product development, including the information set forth in Exhibit D attached hereto

ARTICLE 3. COORDINATING COMMITTEE

3.1 Immediately after the Effective Date, the parties shall jointly establish the "Coordinating Committee" which shall be comprised of six (6) representatives; three (3) of which shall be appointed by Toshiba and three (3) of which shall be appointed by SanDisk, which appointments shall have been approved by each of the parties; provided that such approval shall not be unreasonably withheld.

3.2   The Coordinating Committee shall be responsible for:

      (a) Determining new Products and Flash Memory Controllers to be jointly developed, including product design and manufacturing specifications. All Product development projects, including Flash Memory Controller development projects, and projects considered by either party for sole development, shall be disclosed to the Coordinating Committee prior to the start of development;

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      (b)   Reviewing the progress of the Development Projects against the development schedule and evaluating the Development Projects;

      (c) Discussing necessary changes to the scope or the schedules of the Development Projects and actions to be taken;

      (d) Resolving any differences in opinions between the parties which may arise during the course of the Development Projects;

      (e)   Allocation of wafer processing costs as specified in Article 5;

      (f) Discussing inventorship of patents conceived by the parties as a result of any joint development activity hereunder; and

      (g)   Any other matters as agreed upon by both parties.

      All decisions by the Coordinating Committee, including any decision to jointly develop Products or Flash Memory Controllers, shall be made unanimously and shall be set forth in writing. If any matter is not determined by unanimous consent of the Coordinating Committee, such matter shall be referred to Management Committee (as defined in the Master Agreement) for its final decision. In connection with discussing inventorship of patents pursuant to Section 3.2(f), the parties agree to notify the Coordinating Committee as soon as possible, but not later than three months after such party's knowledge of the filing date of the particular patent.

3.3 The Coordinating Committee shall have periodical meetings which shall be led by the Technical Coordinator of both parties on a quarterly basis, or at such other intervals, alternatively in the United States and in Japan or such other places as mutually agreed upon by the Technical Coordinators of each party. Either party may invite other of its employees to attend such meetings.

ARTICLE 4. TECHNICAL COORDINATORS

Each party shall designate from time to time its Technical Coordinator from its three members of the Coordinating Committee to be appointed in accordance with
Section 3.1. The Technical Coordinator shall be responsible for supervision of transmittal and receipt of technical information hereunder, coordinating the site visits by engineers and coordination of the training and consultation to be performed hereunder. The incumbent Technical Coordinators for each party are as follows:

For Toshiba: [To be determined]

For SanDisk: Khandker Quader

ARTICLE 5. COST

Each party shall bear all costs and expenses incurred by such party in performing the Development Projects which will include the salaries of its engineers involved in joint development projects hereunder. Notwithstanding the foregoing, in order to balance each party's cost for Jointly Developed Products and Jointly Developed Flash Memory Controllers, SanDisk shall share Toshiba's direct costs of processing certain wafers to be

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made for the purpose of such Product design verification (including mask costs)
in the amounts set forth in Exhibit B. If either party believes there are significant additional costs (beyond direct costs) that should be shared (i.e. other material costs such as subcontractors fees for packaging and analysis), the Parties will discuss in good faith if any appropriate amount of such additional costs is to be shared between the Parties. Similarly, Toshiba shall share the direct costs of processing certain wafers to be made for the purpose of Flash Memory Controller verification (including mask costs) and other material costs relating thereto, such as subcontractor fees for packaging and analysis, in a manner as determined by the Coordinating Committee but conceptually similar to the nature of the expenses shared by SanDisk for Products.

ARTICLE 6. OWNERSHIP

6.1 Toshiba Products and Technology shall be and remain the exclusive property of Toshiba, subject to the license granted in accordance with Section 7.1. From time to time, upon request of SanDisk, Toshiba shall offer SanDisk, based upon reasonable terms, a non-exclusive, worldwide, non-transferable license, without right to sublicense, to develop, have developed, make, have made, use, sell, modify and otherwise dispose of all or a portion of the Toshiba Products and Technology.

6.2 Toshiba Patents shall be and remain the exclusive property of Toshiba, subject to the licenses granted in accordance with the Patent Cross License Agreement between SanDisk Corporation and Toshiba Corporation, as amended from time to time, the "Patent Agreement").

6.3 SanDisk Products and Technology shall be and remain the exclusive property of SanDisk, subject to the licenses granted in accordance with Sections
      7.2 and 7.3 hereof. From time to time, upon request of Toshiba, SanDisk shall offer Toshiba, based upon reasonable terms, a non-exclusive, worldwide, non-transferable license, without right to sublicense, to develop, have developed, make, have made, use, sell, modify and otherwise dispose of all or a portion of the SanDisk Products and Technology.

6.4 SanDisk Patents shall be and remain the exclusive property of SanDisk, subject to the licenses granted in accordance with the Patent Agreement.

6.5 Any right, title and interest in and to Joint Products and Technology shall be jointly owned by Toshiba and SanDisk. With the exception that neither party may sublicense or transfer Joint Products and Technology without the prior written consent of the other party, Toshiba and SanDisk each has the right to use, fully exploit, disclose or otherwise dispose of such Joint Products and Technology for any purpose without consent of nor accounting to the other party.

6.6 Any right, title and interest in and to Jointly Developed Patents shall be jointly owned by Toshiba and SanDisk. Each party shall be free to use such Jointly Developed Patents for any purpose and shall have the right to grant non-exclusive licenses to any third party without the consent of nor accounting to the other party. Both parties shall promptly agree on which of them shall file and prosecute the first patent application and which countries' corresponding applications shall be filed and by whom. All expenses incurred in obtaining and maintaining such patents shall be shared equally by the parties; provided that if one party elects not to seek or maintain such patents in

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      any particular country or not to share equally in the expense thereof, the other party shall have the right to seek or maintain such patents in said country at its own expense and shall have full control over the prosecution and maintenance thereof even though title to any patent issuing thereon shall be joint. The party electing not to seek or maintain such patents shall give the other party any necessary assistance required for the preparation and prosecution of such patents filed or maintained by the other party. Jointly Developed Patents shall not be considered
      "SanDisk Licensed Patents" or "Toshiba Licensed Patents" as defined in the Patent Agreement.

ARTICLE 7. LICENSE

7.1 Subject to the terms and conditions of this Agreement, Toshiba hereby grants to SanDisk a non-exclusive, non-transferable, worldwide and royalty-free license, without the right to sublicense, to use Toshiba Background Technology provided to SanDisk hereunder to develop, have developed, make, have made, use, sell, modify and otherwise dispose of Products, SanDisk Controllers and any other controller products designed by or for SanDisk.

7.2 Subject to the terms and conditions of this Agreement, SanDisk hereby grants to Toshiba a non-exclusive, non-transferable, worldwide and royalty-free license, without the right to sublicense, to use SanDisk Background Technology provided to Toshiba hereunder to develop, have developed, make, have made, use, sell, modify and otherwise dispose of Products, Toshiba Developed Controllers and other controller products not designed or used for file storage.

7.3 Subject to the terms and conditions of this Agreement, SanDisk hereby grants to Toshiba a non-exclusive, non-transferable, worldwide and royalty-free license, without the right to sublicense, to make, have made, use, sell, modify and otherwise dispose of any Jointly Developed Controllers.

7.4 It is understood that SanDisk has the right to use, fully exploit, disclose, sublicense, transfer or otherwise dispose of SanDisk Controllers and any other controller product designed by or for SanDisk without consent from or accounting to Toshiba, even if such SanDisk Controllers or other controller products incorporate any Toshiba Background Technology.

ARTICLE 8. WARRANTY

8.1 Toshiba and SanDisk each provides to the other party its Background and Developed Technology on an "as-is" basis only, and neither makes any warranty or representation with respect to the Background Technology or Developed Technology for any purpose.

8.2   Nothing contained in this Agreement shall be construed as:

      (a) a warranty or representation that the manufacture, use, sale or other disposal of semiconductor products by the other party using any technical information received under this Agreement will be free from infringement of patents or any other intellectual property rights of third party;

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      (b)   conferring to the other party any right to use in advertising, publicity or otherwise any trademark, trade name or names, any contraction, abbreviation or simulations thereof of either party;

      (c) conferring to the other party, by implication, estoppel or otherwise, any license or other right except for the licenses and rights expressly granted hereunder; or

      (d) an obligation to furnish any technical information or know-how except as otherwise specifically provided herein.

ARTICLE 9. LIMITATION OF LIABILITY

Neither party shall be responsible to the other party in respect of any action taken or reliance upon any information furnished to the other party under this Agreement, except to the extent of any breach of the warranties or agreements set forth in this Agreement. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING LOSS OF PROFIT OR DATA) WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

ARTICLE 10. CONFIDENTIALITY

10.1 As used in this Agreement, the term "Confidential Information" shall mean any information disclosed by one party to other party pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked Confidential, Proprietary or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other party pursuant to this Agreement; provided that such information is designated in a manner to indicate its confidential nature at the time of disclosure and reduced to a written summary by the disclosing party within thirty
      (30) days after its oral disclosure.

10.2 During the [***] period following receipt of such information, the receiving party shall keep, and cause its Subsidiaries, its sublicensees and subcontractors who have access to Confidential Information as permitted in this Agreement to keep any Confidential Information, including but not limited to Background Technology and Developed Technology provided by the disclosing party hereunder, in strict confidence, and shall not disclose such Confidential Information to any third party without the prior written consent of the disclosing party. The receiving party shall maintain the Confidential Information with at least the same degree of care that the receiving party uses to protect its own strictly confidential information, but no less than a reasonable degree of care under the circumstances. Further, the receiving party shall not use the Confidential Information for any purpose other than for the Development Projects, except as otherwise provided herein.

10.3 Each party shall not disclose the terms and conditions of this Agreement to any third party without the prior written consent of the other party.

10.4 The confidentiality obligation set forth in Articles 10.2 and 10.3 above shall not apply to any information which:

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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      (a)   is already known by the receiving party at the time of disclosure;

      (b) is or becomes publicly known through no fault of the receiving party;

      (c) is rightfully received by the receiving party from a third party without any restriction on disclosure;

      (d)   is independently developed by the receiving party;

      (e) is disclosed with the prior written consent of the disclosing party hereto; or

      (f) is disclosed pursuant to applicable laws, regulations or court order, provided that the receiving party shall give the disclosing party prompt notice of such request so that the disclosing party has an opportunity to defend, limit or protect such disclosure.

10.5 Each party understands that disclosure or dissemination of the other party's Confidential Information, specifically Toshiba Background Technology provided to SanDisk in connection with the Development Projects, not expressly authorized hereunder would cause irreparable injury to such other party, for which monetary damages would not be an adequate remedy and said other party shall be entitled to equitable relief in addition to any remedies the other party may have hereunder or at law. In the event SanDisk is to enter into any joint development work with any third party, SanDisk warrants that Toshiba Background Technology provided to SanDisk in connection with the Development Projects shall neither be used for such joint development work nor be disclosed to any third party unless expressly otherwise provided hereunder.

10.6 The Technical Coordinator of each party shall ensure that the other party's Technical Coordinator is informed of and receives in sufficient detail and completeness the Background and Developed Technology that is exchanged under Article 2. Each Technical Coordinator shall also monitor within their company the distribution of Confidential Information received from the other party only to those who have a need to know and, further, to assist in preventing the unauthorized disclosure of the Confidential Information to personnel within the company who do not have a need to know, or to third parties. The Technical Coordinator for each party shall maintain pertinent records and the like, and acknowledge the receipt from the other party of all Confidential Information.

ARTICLE 11. TERM AND TERMINATION

11.1 This Agreement shall become effective on the Direct R&D Effective Date and continue in full force and effect until later of the termination of the FVC-Japan Master Agreement or the Master Agreement, unless earlier terminated as hereinafter provided. The term of this Agreement may be extended by mutual agreement of both parties.

11.2 If either party fails to perform or breaches any of its material obligations under this Agreement, then, upon sixty (60) days advanced written notice specifying such failure or breach, the non-defaulting party shall have the right to terminate this Agreement forthwith, unless the failure or breach specified in the notice has been cured during

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      the sixty (60) day period. Termination of this Agreement pursuant to this
      Section 11.2 shall not relieve the breaching party from any liability arising from any breach of this Agreement and such termination shall be without prejudice to any other rights and remedies of the non-breaching party provided at law or in equity, in addition to the rights and remedies set forth in this Agreement.

11.3 Either party shall have the right to terminate this Agreement by giving written notice to the other party upon the occurrence of any of the following events:

      (a) the filing by the other party of a voluntary petition in bankruptcy or insolvency;

      (b)   any adjudication that such other party is bankrupt or insolvent;

      (c) the filing by such other party of any legal action or document seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency;

      (d) the appointment of a receiver for all or substantially all of the property of such other party; or

      (e) the making by such other party of any assignment of whole or substantial assets for the benefit of creditors.

      This Agreement shall terminate on the thirtieth (30th) day after such notice of termination is given.

11.4 In the event of termination or expiration of this Agreement, the rights and licenses granted to each party specified in Article 7 shall survive such termination or expiration, except that if this Agreement is terminated by either party for any of the events specified in Sections
      11.2 and 11.3, then the licenses granted to the defaulting party or the non-terminating party, as the case may be, shall thereupon terminate. The provisions of Articles 6, 8, 9, 10, 11 and 12 shall survive any termination or expiration of this Agreement.

ARTICLE 12. GENERAL PROVISIONS

12.1 Neither party is required to disclose any information of which disclosure is prohibited by laws of the country of such party.

12.2 In the event that the parties will, after the Effective Date, make an announcement regarding this transaction and their business relationship, such announcement shall be in a mutually agreeable form and at a mutually agreeable time; provided that any information to be disclosed and/or announced by either party shall be identified through consultation with the other party and be agreed upon between the parties before the disclosure and announcement.

12.3 Neither party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the export control regulations of Japan and the United

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      States, including the U.S. Export Administration Regulations, without the prior authorization from the appropriate governmental authorities. SanDisk hereby certifies that SanDisk will not use technical information supplied by Toshiba hereunder for any purpose to develop or manufacture nuclear, chemical, biological weapons or missiles (hereafter "weapons of mass destruction"). SanDisk further certifies that it will not sell any products manufactured using Toshiba's technical information to any party if it knows that the end-user of the products will use them for the development and/or manufacture of the weapons of mass destruction.

12.4 The rules of construction and documentary conventions set forth in Appendix A to this Agreement shall apply to, and are hereby incorporated in, this Agreement.

                             [signatures next page]

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      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in duplicate, as of the date first written above, by their respective duly authorized officers or representatives.

       Toshiba Corporation                              SanDisk Corporation

By: /s/ Masashi Muromachi                          By: /s/ Eli Harari
    ----------------------                             -------------------------
Name:  Masashi Muromachi                           Name:  Eli Harari
Title: President and CEO                           Title: President and CEO
       Semiconductor Company
       Corporate Vice President

[signature page to Amended and Restated Product Development Agreement]

                                    Exhibit A

      Jointly Developed Products and Jointly Developed Flash Memory Controllers

1.    256 M       NAND Flash Memory

2.    512 M       NAND Flash Memory

3.    1 G         NAND Flash Memory

4.    2 G         NAND Flash Memory

5.    4 G         NAND Flash Memory

6.    [***]

Note 1: The Coordinating Committee will determine (i) the best process technology to utilize for all products to be jointly developed pursuant to this Agreement (e.g. 0.16 micron, 0.13 micron, 90 nanometer and smaller sizes), (ii) whether such products shall use [***] or [***] and (iii) detail product specifications, such as, but not limited to, voltage operating range [***].

Note 2: The Coordinating Committee shall be responsible for determining development responsibilities of each party with respect to jointly developed products.

Note 3: All Products and Flash Memory Controllers jointly developed hereunder shall include the development of wafer test products. A "wafer test product" is a test system used to test semiconductor wafers.

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    Exhibit B

                       SHARING OF WAFER PROCESSING COSTS -
       (For Jointly Developed Products and Jointly Developed Controllers)

                           Jointly Developed Products

            [***]

                          Jointly Developed Controllers

      (1) Wafer processing cost associated with Jointly Developed Controllers will be shared by the parties as determined by the Coordinating Committee in accordance with Section 3.2.

      Note 1: All costs charged pursuant to this Exhibit B are direct costs and have been referred to by the parties as Direct R&D charges. Original back-up information and financial detail of all such charges shall be made available to the party paying the shared expense, and all such charges are subject to financial audit by the external auditors of the party paying the charge. The party receiving payment shall cooperate with all reasonable requests to view and make copies of financial back-up and financial detail material associated with the charges.

      Note 2: Payments specified above shall be made within sixty (60) days after receipt of invoice issued at the end of each calendar half year.

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    Exhibit C

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    Exhibit D

                              Information Exchange

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.